Exhibit 5










                             [Letterhead of
                              Wachtell, Lipton, Rosen & Katz
                              51 West 52nd Street
                              New York, N.Y.  10019-6150
                              Telephone:  (212) 403-1000
                              Facsimile:  (212) 403-2000]






                                       November 1, 1994



         American Stores Company
         709 East South Temple
         Salt Lake City, Utah 84102

         Ladies and Gentlemen:

              We have acted as special counsel to American Stores Com-pany (the "Company") in connection with the preparation of the Registration Statement on Form S-3 of the Company, filed with the Securities and Exchange Commission on February 18, 1994, as amended (Registration No. 33-52331) (the "Registration State-ment"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of $800,000,000 aggregate principal amount of debt securities (the "Debt Securities") for an offering to be made on a delayed or continuous basis pur-suant to the provisions of Rule 415 under the Act.

              In this connection, we have reviewed the (i) Restated Certificate of Incorporation and By-Laws of the Company as currently in effect; (ii) the Registration Statement; (iii) certain resolutions adopted or to be adopted by the Board of Directors or Pricing Committee of the Board of Directors of the Company; (iv) the form of Senior Indenture under which the Debt Securities may be issued and (v) such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Debt Securities. We have, with your consent, relied as to factual matters on certificates or other documents furnished by the Company or its officers and by governmental authorities and

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         American Stores Company
         November 1, 1994
         Page 2




         upon such other documents and data that we have deemed ap-propriate. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

              We are not members of the Bar of any jurisdiction other than the State of New York.

              Based on such examination and review, and subject to the proposed additional proceedings being taken as now contemplated prior to the issuance of the Debt Securities and the terms of the Debt Securities being otherwise in compliance with ap-plicable law, in our opinion the Debt Securities will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, be legally issued and binding obliga-tions of the Company in accordance with their terms, subject to the effect of (i) bankruptcy, insolvency, reorganization, mor-atorium or other similar laws relating to or affecting the rights of creditors generally or (ii) the application of gen-eral principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

              We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                             Very truly yours,



                             /s/ Wachtell, Lipton, Rosen & Katz















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